EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into on October 2, 2006 by and between LAST MILE LOGISTICS GROUP, INC., a Florida corporation (the "Company"), and REGINA R. FLOOD, an individual (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has served as the Chief Executive Officer of Chesapeake Logistics, LLC, a Maryland limited liability company ("CL"), since its inception;

         WHEREAS, the Company has acquired all of the issued and outstanding units of CL;

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, pursuant to the provisions of this Employment Agreement (the "Agreement");

         NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Executive contained in this Agreement, each of the Company and the Executive agrees as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         The following terms shall have the following respective meanings when utilized in this Agreement:

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, or is controlled by or is under common control with, such specified Person. For purposes of this definition, the concept of "control," when used with respect to any specified Person, signifies the possession of the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or partnership or other equity or ownership interests, by contract or otherwise.

         "Agreement" means this Employment Agreement as it is now or hereafter in effect.

         "Approved Board" means a Board of Directors of the Company that, as of a given date, is comprised of individuals at least a majority of whom have continuously served as directors of the Company during the period of two years ending on such date, unless the election of each director who was not a director at the beginning of such two year period was approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such two year period.


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         "Approved Change in Control of the Company" means any transaction or series of transactions which:

                  (a) results, or is reasonably anticipated to result, in a Change in Control of the Company;

                  (b) is approved by the requisite vote of an Approved Board pursuant to, and in accordance with, applicable law and the Articles of Incorporation and Bylaws of the Company; and

                  (c) if required by applicable law or the Articles of Incorporation or Bylaws of the Company, is approved by the requisite vote of the shareholders of the Company pursuant to, and in accordance with, applicable law and the Articles of Incorporation and Bylaws of the Company.

         "Bonus" means, as of a given date, the most recent annual performance bonus awarded by the Company to the Executive.

         "Cause" means any action by the Executive or any inaction by the Executive which, after due consideration, is reasonably determined by the Board of Directors of the Company to constitute:

                  (a) fraud, embezzlement, misappropriation, dishonesty or breach of trust;

                  (b) a felony or moral turpitude;

                  (c) material breach or violation of any or all of the covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability;

                  (d) a willful or knowing failure or refusal by the Executive to perform any or all of her material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or Disability; or

                  (e) gross negligence by the Executive in the performance of any or all of her material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability;

provided, however, that if the basis for any termination of the Executive's employment by the Company as set forth in the Termination Notice delivered by the Company to the Executive is any or all of the definitions of Cause set forth in paragraphs (c), (d) or (e) of this definition, then, in such event, the Executive shall have thirty (30) days from and after the date of her receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may require more than thirty (30) days to cure the specified action or inaction, but such plan shall be reasonably satisfactory to the Company.

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         "Change in Control of the Company" means any change in control of the
Company of a nature which would be required to be reported (a) in response to
Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the United States Securities and Exchange Commission; provided, however, that, without limitation, a Change in Control of the Company shall be deemed to have occurred if:

                  (a) subsequent to the date of this Agreement, any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
         Act), other than the Company, any subsidiary of the Company or any compensation, retirement, pension or other employee benefit plan or trust of the Company or any subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or any successor to the Company (whether by merger, consolidation or otherwise) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                  (b) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

                  (c) the Company shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving corporation or entity outstanding immediately after such merger or consolidation;

                  (d) the Company shall sell, lease, exchange or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions; or

                  (e) the Company shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of the Company.

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         "CL" means Chesapeake Logistics, LLC, a Maryland limited liability company.

         "Company" means Last Mile Logistics Group, Inc., a Florida corporation.

         "Compensation" means the sum of the Executive's Salary and Bonus.

         "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Executive from reasonably discharging her duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a licensed physician, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

         "Executive" means Regina R. Flood, an individual.

         "Good Reason" means:

                  (a) the assignment by the Board of Directors of the Company to the Executive, without her express written consent, of duties and responsibilities which results in the Executive having less significant duties and responsibilities or exercising less significant power and authority than she had, or duties and responsibilities or power and authority not comparable to that of the level and nature which she had, immediately prior to such assignment;

                  (b) the removal of the Executive from, or a failure to reappoint the Executive to, her then current position with the Company or its subsidiaries or affiliates, except (i) with the Executive's express written consent or (ii) in connection with any termination of the Executive's employment by the Company as the result of the Executive's Protracted Disability or for Cause;

                  (c) the Company's failure to perform on a timely basis its obligations under this Agreement;

                  (d) the Company's requiring the Executive, without her express written consent, to travel on Company business to an extent substantially greater than the Executive's business travel obligations immediately prior to such time;

                  (e) the Company's requiring the Executive, without her express written consent, to change her place of permanent residency; or

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                  (f) the failure of the Company to obtain the express written assumption of, and agreement to perform on a timely basis, the Company's obligations under this Agreement by any successor to the Company as required by Article XI of this Agreement.

         "Person" means any individual, person, firm, corporation, partnership, limited liability company, association or other entity, or any combination of any of the foregoing.

         "Protracted Disability" means any Disability which prevents the Executive from reasonably discharging her duties and responsibilities as an officer of the Company for a period of twelve (12) consecutive months.

         "Salary" means, as of a given date, the Executive's then current annual salary.

         "Successor Agreement" shall have the meaning set forth in Article X of this Agreement.

         "Termination Date" means a specific date not less than forty-five (45) nor more than ninety (90) days from and after the date of any Termination Notice upon which the Executive's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

         "Termination Notice" shall mean a written notice which sets forth (a) the specific provision of this Agreement relied upon to terminate the Executive's employment, (b) in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Executive's employment, and (c) a Termination Date.

         "Territory" shall have the meaning set forth in Section 9.1(c) of this Agreement.


                                   ARTICLE II

                                   EMPLOYMENT

         The Company employs the Executive and the Executive accepts such employment. Subject to the direction of the Board of Directors, the Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company, CL and each of the subsidiary corporations and other entities of the Company and CL. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the offices of Chairman of the Board and Chief Executive Officer. The Executive shall devote substantially all of her business time and attention and her best efforts to the diligent performance of her duties as an employee of the Company.

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                                   ARTICLE III

                                      TERM

         Subject to the provisions of Article VII below, the term of this Agreement shall be for a period of five (5) years, commencing on October 1, 2006 and expiring on September 30, 2011.


                                   ARTICLE IV

                                     SALARY

         4.1 INITIAL SALARY. In full payment for the obligations to be performed by the Executive during the term of this Agreement, the Company shall pay to the Executive a salary (subject to applicable payroll and/or other taxes required by law to be withheld) equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00) per annum.

         4.2 ADJUSTMENT OF SALARY. As promptly as practicable after the conclusion of each of the Company's fiscal years during the term of the Executive's employment hereunder, commencing at the conclusion of the Company's fiscal year ending December 31, 2006, the certified public accountants regularly retained by the Company shall determine the increase or decrease, if any, in the cost of living, using as the basis of such computation the then current applicable Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). Any such increase or decrease shall be computed as follows:

                  (a) The Index number in the column for Baltimore, Maryland, entitled "all items," for the month of January shall be the "Current Index Number" and the corresponding Index number for the immediately preceding January, commencing with January 2006, shall be the "Base Index Number."

                  (b) The increase or decrease in the cost of living shall be determined by dividing the Current Index Number by the Base Index Number and subtracting the integer 1 from the quotient thereof, in accordance with the following formula:

Increase/Decrease
         in                =        Current Index Number    __    1
Cost of Living                      Base Index Number

                  (c) The percentage increase or decrease in the cost of living, multiplied by the Executive' then current salary, shall be the increase or decrease required to be determined pursuant to this Section 4.2.

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

                  (d) If the publication of the Consumer Price Index is discontinued for any reason, then the parties shall utilize comparable statistics of the cost of living for Baltimore, Maryland, as computed and published by an agency or instrumentality of the United States of America or by a responsible financial periodical or recognized authority then to be selected by the parties.

                  (e) In the absence of fraud, any determination made by the Company's accountants pursuant to this Section 4.2 shall be conclusive and binding upon the Company and the Executive.

                  (f) The Executive's then current salary shall be adjusted as of January 1 of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2007, in accordance with the provisions of this Section 4.2 and such adjustment shall remain in effect during such fiscal year.

         4.3 PAYMENT OF SALARY. Payments of salary shall be made to the Executive in installments from time to time on the same dates payments of salary are generally made to all senior management employees of the Company.


                                    ARTICLE V

                                PERFORMANCE BONUS

         The Executive may from time to time receive a performance bonus as shall be determined by the Board of Directors of the Company.


                                   ARTICLE VI

                             CERTAIN FRINGE BENEFITS

         6.1 GENERALLY. The Executive shall be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Section 6.1 shall be construed to obligate the Company to provide any specific benefits to its employees generally.

         6.2 VACATIONS. The Executive shall be entitled to vacation time on an annual basis in accordance with such policies as are from time to time adopted by the Company's Board of Directors with respect to its senior management employees.

         6.3 HEALTH INSURANCE. The Company shall provide health insurance to the Executive and her family or reimburse her for the cost of such health insurance.

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         6.4 AUTOMOBILE. The Company shall provide the Executive an automobile for use by the Executive in connection with the performance of her duties under this Agreement. The Executive shall be entitled to receive reimbursement for such automobile expenses as are incurred by the Executive in connection with the performance of her duties under this Agreement. Such reimbursement shall include the cost of operating the automobile, the cost for maintenance of such automobile and the cost of insurance of such automobile.

         6.5      STOCK OPTIONS.

                  (a) The Executive shall be entitled to participate in the Company's stock option plans as may from time to time be in effect and to receive such incentive or other stock options as may from time to time be granted to her thereunder; provided, however, that nothing contained in this
Section 6.5(a) shall be construed to obligate the Company, its Board of Directors or any committee of its Board of Directors to grant any incentive or other stock option whatsoever to the Executive.

                  (b) In order to induce the Executive to enter into this Agreement and to perform her obligations hereunder, simultaneously with the execution and delivery of this Agreement, the Company and the Executive are entering into a Stock Option Agreement of even date herewith, pursuant to which the Company is issuing to the Executive options, vesting over time, to purchase One Million (1,000,000) shares of the Company's common stock at an exercise price of Ten Cents ($0.10) per share.

         6.6 BUSINESS, TRAVEL AND ENTERTAINMENT EXPENSES. Within a reasonable time after the submission of appropriate receipts and other evidence by the Executive, the Company shall pay, or reimburse the Executive for, all reasonable business, travel and entertainment expenses incurred by the Executive in connection with the performance of her duties and responsibilities on behalf of the Company.


                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

         7.1      TERMINATION OF EMPLOYMENT.

                  (a) Notwithstanding the provisions of Article III hereof, this Agreement (i) shall automatically terminate upon the death of the Executive pursuant to the provisions of Section 7.2 hereof, (ii) may be terminated at any time by the Company pursuant to the provisions of Sections 7.3 or 7.4 hereof, and (iii) may be terminated at any time by the Executive pursuant to the provisions of Section 7.5 hereof.

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                  (b) If either the Company or the Executive shall desire to terminate the Executive's employment by the Company pursuant to any of the provisions of Sections 7.3, 7.4, or 7.5 of this Agreement, then, in such event, the party causing such termination shall provide a Termination Notice to the other party.

                  (c) If this Agreement shall be terminated pursuant to any of the provisions of this Article VII, the Company shall be discharged from all of its obligations to the Executive under this Agreement upon the payment to the Executive of the amount set forth in the Section of this Article VII pursuant to which such termination shall occur. The Executive's sole and exclusive remedy for the termination of this Agreement prior to October 1, 2011, regardless of whether such termination shall be initiated by the Company or the Executive, and regardless of whether such termination shall be with or without Cause, shall be the payment by the Company to the Executive of the amount set forth in the Section of this Article VII pursuant to which such termination shall occur.

         7.2 DEATH OF EXECUTIVE. If during the term of this Agreement the Executive shall die, then the employment of the Executive by the Company shall automatically terminate on the date of the Executive's death. In such event, not more than thirty (30) days after the date of the Executive's death, the Company shall pay to the Executive's estate or as otherwise directed by the Executive's personal representative or executor, an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Executive's death.

         7.3      DISABILITY OF EXECUTIVE.

                  (a) In the event that at any time during the term of this Agreement the Executive shall suffer any Disability, then the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive or her legal representative, as the case may be, the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) from the date that the Executive shall first suffer any such Disability to the date that the Executive's employment by the Company shall be terminated pursuant to any of the provisions of this Agreement.

                  (b) In the event that the Executive shall suffer any Protracted Disability during the term of this Agreement, then the Company may terminate the Executive's employment under this Agreement. In such event, in addition to any other benefits which may have been provided by the Company to the Executive or her legal representative, as the case may be, pursuant to the provisions of Section 7.3(a) above, not later than the Termination Date specified in the Termination Notice delivered by the Company to the Executive or her legal representative, as the case may be, the Company shall pay to the Executive or as otherwise directed by the Executive's legal representative an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or taxes required by law to be withheld) determined as of the date of such Termination Notice. Subsequent to such Termination Date, the Executive or her legal representative, as the case may be, shall also be entitled to receive any benefits which may be payable under any disability insurance policy or disability plan provided to the Executive by the Company.

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         7.4      TERMINATION OF EMPLOYMENT BY COMPANY.

                  (a) The Company may terminate this Agreement at any time with Cause. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only her Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.

                  (b) The Company may terminate this Agreement at any time without Cause. In such event, (i) not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive an amount in cash equal to the sum of the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) determined as of the date of such Termination Notice through the remaining term of the Agreement and
(ii) the restrictions set forth in Section 9.1(c) hereof shall not be applicable to the Executive.

         7.5      TERMINATION OF EMPLOYMENT BY EXECUTIVE.

                  (a) The Executive may terminate this Agreement at any time with Good Reason. In such event, (i) not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive an amount in cash equal to the sum of the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) determined as of the date of such Termination Notice through the remaining term of the Agreement and (ii) the restrictions set forth in Section 9.1(c) hereof shall not be applicable to the Executive.

                  (b) The Executive may terminate this Agreement at any time without Good Reason. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only her Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.


                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT
                        SUBSEQUENT TO A CHANGE IN CONTROL
                                 OF THE COMPANY

         8.1 TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Articles III and VII of this Agreement, in the event that (a) there shall occur any Change in Control of the Company, other than an Approved Change in Control of the Company, and (b) at any time subsequent to the date of any such Change in Control of the Company, either (i) the Company shall terminate the employment of the Executive for any reason, other than as the result of the death or the Protracted Disability of the Executive or for Cause, or (ii) the Executive shall terminate her employment for Good Reason, then, in any such event, (A) not later than the Termination Date specified in the Termination Notice delivered by the

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Company to the Executive, or by the Executive to the Company, as the case may be, the Company shall pay to the Executive an amount in cash equal to the Executive's Compensation, determined as of the date of such Termination Notice, multiplied by three (subject to applicable payroll and/or other taxes required by law to be withheld), and (B) any and all stock options granted to the Executive under any stock option plan of the Company as may from time to time be in effect, which shall not by their terms have vested on or before such Termination Date, shall vest on such Termination Date.

         8.2 LIMITATION ON PAYMENT. Notwithstanding anything to the contrary set forth in Section 8.1 above, the amount paid by the Company to the Executive shall be limited to the maximum amount which will not constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. This limitation shall first be applied to amounts provided pursuant to clause (B) of Section 8.1 hereof (otherwise included in the calculation of a parachute payment) to the extent thereof and then to amounts provided pursuant to clause (A) of Section 8.1 hereof.


                                   ARTICLE IX

                      CERTAIN RESTRICTIONS ON THE EXECUTIVE

         9.1 CERTAIN RESTRICTIVE COVENANTS. The Executive covenants and agrees with the Company as follows:

                  (a) She shall not at any time, directly or indirectly, for herself or for any other Person, approach, counsel, solicit, induce or attempt to approach, counsel, solicit or induce any Person employed or engaged by the Company or any of its Affiliates, whether such Person is a full-time employee, part-time employee or independent contractor, to terminate his, her or its employment or independent contractor relationship with the Company or its Affiliate.

                  (b) She shall not at any time, directly or indirectly, for herself or for any other Person employ, attempt to employ or enter into any contractual arrangement for employment with, engage, attempt to engage or enter into any contractual arrangement for the engagement of, any employee or former employee or independent contractor or contractor of the Company or any of its Affiliates, unless such former employee or independent contractor shall not have been employed or engaged by the Company or any of its Affiliates for a period of at least one year.

                  (c) She shall not, while she is employed by the Company and for a period of two years from and after the date that her employment by the Company ceases or terminates for any reason, directly or indirectly, for herself or for any other Person:

                           (i) acquire or own in any manner any interest in, or
loan any amount to, any Person which competes in any manner with the Company or any of its Affiliates in the United States of America, its territories and possessions, and the District of Columbia (the "Territory");

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                           (ii) be employed by or serve as an employee, agent,
officer, or director of, or as a consultant to, or as an independent contractor or salesperson for, any Person which competes in any manner with the Company or any of its Affiliates in the Territory;

                           (iii) procure goods or services from any supplier or
vendor to the Company or any of its Affiliates, other than on behalf of the Company or any of its Affiliates;

                           (iv) provide any goods or services to any past or
present customer of the Company or any of its Affiliates, other than on behalf of the Company or any of its Affiliates; or

                           (v) compete in any manner with the Company or any of
its Affiliates in the Territory.

The foregoing provisions of this Section 9.1(c) shall not prevent the Executive from acquiring and owning not more than one percent of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

         9.2 INDEPENDENT AGREEMENTS. The restrictive covenants set forth in
Section 9.1 above (collectively, the "Restrictive Covenants") shall be construed as agreements independent of any other provision contained in this Agreement, and the existence of any claim or cause of action, whether predicated upon this Agreement or otherwise, against the Company shall not constitute a defense to the enforcement by the Company of any of the Restrictive Covenants. The Executive acknowledges that the Company has fully performed all obligations entitling it to the benefits of the Restrictive Covenants, and that the Restrictive Covenants, therefore, are not executory or otherwise subject to rejection under the Bankruptcy Code of 1978.

         9.3 REASONABLE RESTRAINT. Each of the Company and the Executive acknowledges that each of the Restrictive Covenants is a reasonable and necessary restraint of trade and does not violate any applicable laws, rules or regulations, including without limitation the Sherman Antitrust Act, the Maryland Antitrust Act or the common law. Each of the Company and the Executive acknowledges that the Company or its Affiliates conducts its business activities throughout the Territory. Each of the Company and the Executive acknowledges that each of the Restrictive Covenants is supported by valid and legitimate business interests, including without limitation the need to protect the Confidential Information and Trade Secrets of the Company (as such terms are hereinafter defined), and the need to protect the substantial relationships of the Company with its employees and independent contractors, current and prospective customers, and current and prospective vendors, and that the period of restriction set forth in Section 9.1(c) above is essential to the full protection of each of such valid and legitimate business interests.

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         9.4 SEVERABILITY. Each of the Company and the Executive agrees that each of the Restrictive Covenants is reasonable and proper with respect to duration, geographical scope, and lines of business. If all or any portion of any of the Restrictive Covenants is held by a court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, then all or such portion of such Restrictive Covenants shall be considered divisible as to duration, geographical scope or lines of business, or may be otherwise narrowed so as to be enforceable. If a court of competent jurisdiction shall determine that a time period, a geographical area or a specified line of business is unreasonable, arbitrary or against public policy for any reason, then a shorter period, a smaller geographical area or a narrower line of business, as shall be determined by such court to be reasonable, non-arbitrary and not against public policy, may be enforced against the Executive by the Company.


                                    ARTICLE X
                   CONFIDENTIAL INFORMATION AND TRADE SECRETS

         10.1     CERTAIN DEFINITIONS.

                  (a) "Confidential Information" includes information which (a) has been or is developed or is otherwise owned by the Company or any of its Affiliates, whether developed by the Company or by any other Person, (b) is not readily available to the public and not generally ascertainable by proper means by the public, (c) if disclosed to the public, would be harmful to the interests of the Company or any of its Affiliates, (d) has limited disclosure within the Company or its Affiliate, or (e) is treated or designated by the Company or any of its Affiliates as being confidential. Confidential Information may consist of technical information, including without limitation inventions, formulas, compilations, computer programs, methods, purchasing techniques and processes, sales techniques and processes, market data and pricing and discounting practices, as well as business information relating to the Company's or any of its Affiliates' financial condition, financial arrangements, business plans or strategies (such as new products and services and plans for sales, marketing, purchasing, distribution, services or promotions), employee training materials, sales manuals, customer lists, customer needs, contacts, accounts and the like, vendor or supplier lists, vendor or supplier needs, contacts, accounts and the like, personnel, payroll and financial data and records, and any and all data, information, plans, processes, procedures, methods and records of any kind or nature whatsoever, regardless of the form of storage medium and wherever located, related in any manner to the Company, any of its Affiliates or their respective businesses, operations or affairs or directors, officers, employees, agents or independent contractors.

                  (b) "Trade Secrets" include Confidential Information which is sufficiently secret to derive actual or potential economic value to the Company or any of its Affiliates from not being generally known to, and not being readily ascertainable by, the Company's or any of its Affiliates' competitors and other Persons (including without limitation the Company's or any of its Affiliates' vendors, suppliers and customers), which information gives, or has the potential of giving, the Company or any of its Affiliates an advantage over the Company's or any of its Affiliates' competitors or other Persons (including

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without limitation the Company's or any of its Affiliates' vendors, suppliers and customers) which can obtain economic value from the disclosure or use of the information and which information the Company or any of its Affiliates has taken, and will continue to take, reasonable steps to maintain as secret or confidential vis-a-vis its current and potential competitors and other Persons (including without limitation the Company's or any of its Affiliates' vendors, suppliers and customers).

         10.2 OWNERSHIP OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. The Executive acknowledges that, in the course of his relationship with the Company and its Affiliates, she has received, used, had access to and became familiar with, or in the future will receive, use, have access to and become familiar with, the Confidential Information and the Trade Secrets which are owned by the Company or its Affiliates or which are or will be otherwise used in connection with the Company's or any of its Affiliates' current or future business. The Executive acknowledges and agrees that all such Confidential Information and Trade Secrets are and shall remain the sole and exclusive property of the Company and that the covenants set forth in Section 10.3 below are fair and reasonable.

         10.3 NON-DISCLOSURE. The Executive shall not, directly or indirectly, at any time disclose to any Person, or take or use for the purposes of any Person, other than the Company or any of its Affiliates, any Confidential Information or Trade Secrets. The Executive shall not, directly or indirectly, at any time copy or place any Confidential Information or Trade Secrets on to any personal computer or other data collection or storage device that is not owned by the Company or one of its Affiliates. The Executive authorizes the Company to inspect the Executive's personal computer(s) and other personal data collection or storage device(s) at any time in order to permit the Company to determine the Executive's compliance with the provisions of the immediately preceding sentence. The obligations of the Executive set forth in this Section
10.3 apply to, and are intended to prevent, the direct or indirect disclosure of any Confidential Information or Trade Secrets to Persons where such disclosure of the Confidential Information or the Trade Secrets would reasonably be considered to be useful to the Company's or its Affiliates' competitors or to any other Person to become a competitor based, in whole or in part, on such Confidential Information or Trade Secrets. Immediately upon the termination of the Executive's employment by the Company for any reason, the Executive shall deliver to the Company all Confidential Information and Trade Secrets and all Company property then in his/her possession.

         10.4 INDEPENDENT AGREEMENTS. The covenants set forth in Section 10.3 above shall be construed as an agreement independent of any other provision contained in this Agreement, and the existence of any claim or cause of action, whether predicated upon this Agreement or otherwise, against the Company shall not constitute a defense to the enforcement by the Company of any of such covenants. The Executive acknowledges that the Company has fully performed all obligations entitling it to the benefit of the covenants set forth in Section
10.3 above, and that such covenants, therefore, are not executory or otherwise subject to rejection under the Bankruptcy Code of 1978.

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         10.5 ASSIGNMENT OF WORKS. The Executive assigns to the Company or its assigns all of the Executive's right, title and interest in and to all developments, inventions and ideas made, conceived or reduced to practice solely or jointly by the Executive while engaging in activities within the scope of her employment by the Company, regardless of whether any of such developments, inventions and ideas qualify as intellectual property or were conceived or developed during business hours. The Executive acknowledges and agrees that all original works of authorship that are made with the scope of her employment by the Company and which can be legally protected are "works for hire" under applicable law. The Executive shall notify the Company of all developments, inventions and ideas and to take all actions necessary to enable the Company to seek legal protection for them.


                                   ARTICLE XI

                            SUCCESSOR TO THE COMPANY

                  The Company shall require any successor, whether direct or indirect, and whether by purchase, merger, consolidation or otherwise, to all or substantially all of the business or properties and assets of the Company, to execute and deliver to the Executive, not later than the date of the consummation of any such purchase, merger, consolidation or other transaction, a written instrument in form and in substance reasonably satisfactory to the Executive and her legal counsel pursuant to which any such successor shall agree to assume and to perform on a timely basis or to cause to be performed on a timely basis all of the Company's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of the Company to cause any such successor to execute and deliver a Successor Agreement to the Executive shall (a) constitute a breach of the provisions of this Agreement by the Company and (b) be deemed to constitute a termination by the Executive of her employment hereunder (as of the date upon which any such successor shall succeed to all or substantially all of the business or properties and assets of the Company) for Good Reason.


                                   ARTICLE XII

                                    REMEDIES

         12.1 INJUNCTION; SPECIFIC PERFORMANCE. It is recognized and acknowledged by each of the parties that a breach or violation by the Executive of any or all or the provisions contained in this Agreement will cause irreparable harm and damage to the Company in a monetary amount which would be virtually impossible to ascertain. As a result, each of the parties recognizes and acknowledges that the Company shall be entitled to the remedies of injunction and/or specific performance from any court of competent jurisdiction enjoining and restraining any breach or violation by the Executive of any or all of the provisions contained herein and/or requiring the specific performance of any or all of the provisions contained herein, and that such rights to injunction and specific performance shall be cumulative and in addition to whatever other rights and remedies the Company may possess hereunder, at law and in equity.

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

         12.2 DAMAGES; ATTORNEYS' FEES. Nothing contained in this Agreement shall be construed to prevent either of the parties from seeking and recovering from the other party damages sustained by it or her as a result of the other party's breach or violation of any or all of the provisions hereof. If either party shall bring suit against the other party based in whole or in part upon a breach or violation of any provision hereof, then, in any such event, the prevailing party in such suit shall be awarded, and shall be paid by the non-prevailing party, reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by the prevailing party in connection with such suit.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Maryland, without giving effect to the principles of the conflict of laws thereof.

         13.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, DHL, UPS, Airborne or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers, as follow:

If to the Company:                  Last Mile Logistics Group, Inc.
                                    6675 Amberton Drive
                                    Elkridge, Maryland  21075
                                    Attn: President and Chief Operating Officer

If to the Executive:                The home address for the Executive set forth
                                    in the Company's records.

or to such other address as any party may from time to time give written notice of to the other pursuant to the provisions of this Section 13.2.

         13.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter.

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         13.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Executive.

         13.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         13.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as otherwise provided in Section 9.4 above, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         13.7 JURISDICTION AND VENUE; SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY. If any dispute or controversy shall arise between the Company and the Executive, then such dispute or controversy may only be brought for resolution in the United States District Court for the District of Maryland or in the appropriate state court in and for Howard County, Maryland. Each of the Company and the Executive consents to the jurisdiction and venue of such courts, and agrees that it or she shall not contest or challenge the jurisdiction or venue of such courts. Each of the Company and the Executive agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided herein shall be effective service of process for any action, suit or proceeding brought against it or her in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Executive waives trial by jury.

         13.8 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or she may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         13.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

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

         13.11 EFFECTIVE DATE. This Agreement shall be effective for all purposes as of October 1, 2006.


         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement on the date first written above.


LAST MILE LOGISTICS GROUP, INC.



By /s/ Brian P. Flood                              /s/ Regina R. Flood
   -----------------------------                   -----------------------------
         Brian P. Flood,                                 Regina R. Flood
         President and
         Chief Operating Officer















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